Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 28, 2012, Pentair Ltd. (f/k/a Tyco Flow Control International Ltd., hereinafter, the “Guarantor”) completed the transactions contemplated by (i) the Merger Agreement, dated as of March 27, 2012, among Tyco International Ltd. (“Tyco”), the Guarantor, Panthro Acquisition Co., an indirect, wholly-owned subsidiary of the Guarantor, Panthro Merger Sub, Inc., a wholly-owned subsidiary of Panthro Acquisition (“Panthro Merger Sub”), and Pentair, Inc. (“Pentair”), as amended by Amendment No. 1 to the Merger Agreement, dated as of July 25, 2012, among Tyco, the Guarantor, Panthro Acquisition, Panthro Merger Sub and Pentair (collectively, the “Merger Agreement”) and (ii) the Amended and Restated Separation and Distribution Agreement, dated as of September 27, 2012, among Tyco, the Guarantor and The ADT Corporation (the “Separation and Distribution Agreement”).

Pursuant to the provisions of the Separation and Distribution Agreement, Tyco engaged in an internal restructuring whereby it transferred to the Guarantor certain assets related to the flow control business of Tyco (“Flow Control”), and the Guarantor assumed from Tyco certain liabilities related to the flow control business of Tyco. On September 28, 2012 prior to the Merger (as defined below), Tyco effected a spin-off of the Guarantor through the pro-rata distribution of 100% of the outstanding common shares of the Guarantor to Tyco’s shareholders in the form of a special dividend out of Tyco’s qualifying contributed surplus (the “Distribution,” and together with the transfer to the Guarantor of Flow Control and all other transactions required under the Separation and Distribution Agreement for the consummation of the separation of Flow Control from Tyco, the “spin-off”) resulting in the distribution of 110,898,934 of Guarantor common shares to Tyco’s shareholders.

Immediately following the Distribution, and pursuant to the Merger Agreement, Panthro Merger Sub merged with and into Pentair (the “Merger,” and together with the spin-off, the “Transactions”), with Pentair surviving as an indirect, wholly-owned subsidiary of the Guarantor. At the effective time of the Merger, each outstanding Pentair common share was converted into the right to receive one Pentair Ltd. common share, resulting in 99,388,463 of Guarantor common shares being issued to Pentair shareholders.

In October 2012, the Guarantor contributed the parent company of Pentair to Pentair Finance S.A. (the “Issuer”), which in turn contributed the parent company of Pentair to a subsidiary of the Issuer resulting in Pentair becoming an indirect, wholly-owned subsidiary of the Issuer (the “Pentair Reorganization”). Currently Guarantor common shares are traded on the New York Stock Exchange under the symbol PNR.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2012 combine the historical Consolidated Statement of Operations of the Guarantor for the year ended December 31, 2012, and the historical Combined Statement of Operations for Flow Control for the period from January 1, 2012 to the date of the Merger, which occurred on September 28, 2012, giving effect to the Transactions and the Pentair Reorganization as if they had been consummated on January 1, 2012, the beginning of the earliest period presented. The historical combined financial statements of Flow Control have been adjusted to reflect certain reclassifications in order to conform with Pentair’s financial statement presentation.

The Unaudited Pro Forma Condensed Combined Statement of Operations was prepared using the acquisition method of accounting with Pentair considered the acquirer of Flow Control. Accordingly, consideration given by Pentair to complete the Merger was allocated to assets and liabilities of Flow Control based upon their estimated fair values as of the date of completion of the Transactions. As of December 31, 2012, the Guarantor preliminarily allocated the purchase price based on the estimated fair value of the Flow Control assets acquired and the liabilities assumed at the date of the Merger. Pentair estimated the fair value of assets and liabilities of Flow Control based on discussions with Flow Control’s management, preliminary valuation studies, due diligence and information presented in public filings. The preliminary purchase price allocation is subject to further refinement and may require significant adjustments to arrive at the final purchase price allocation. These adjustments will primarily relate to accounts receivable, inventories, property, plant and equipment, certain contingent liabilities and income tax-related items. There can be no assurance that such finalization will not result in material changes from the preliminary purchase price allocation. The purchase price is subject to a working capital and net indebtedness adjustment.

The Unaudited Pro Forma Condensed Statement of Operations is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of the Guarantor would have been had the Transactions and the Pentair Reorganization occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations.

The December 31, 2012 historical Consolidated Balance Sheet of the Guarantor includes the assets and liabilities of Flow Control. Therefore, no pro forma balance sheet is included in the Unaudited Pro Forma Condensed Combined Financial Information. The revenue and expenses of Flow Control for the period from the date of the Merger to December 31, 2012 are included in the historical Consolidated Statement of Operations of the Guarantor for the year ended December 31, 2012.

The Guarantor expects to incur significant costs associated with integrating Flow Control and the Pentair businesses. The Unaudited Pro Forma Condensed Combined Statement of Operations does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Merger, other than those costs incurred or benefits received during the year ended December 31, 2012.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Historical
In millions, except per-share data	Pentair Year ended December 31, 2012	Flow Control Period ended September 28, 2012	Pro Forma Adjustments		Pro Forma Condensed Combined
Net sales	$4,416	$2,994	$—		$7,410
Cost of goods sold	3,146	2,056	(20)	a	5,050
			7	a
			(139)	a

Gross profit	1,270	938	152		2,360
Selling, general and administrative	1,158	678	(28)	b	1,808
Research and development	94	—	20	a	114
Impairment of trade names	61	—	—		61

Operating income	(43)	260	160		377
Other (income) expense:
Loss on early extinguishment of debt	75	—	(75)	c	—
Equity income of unconsolidated subsidiaries	(2)	—	—		(2)
Net interest expense	68	29	(29)	d	65
			(3)	d

Income (loss) before income taxes and noncontrolling interest	(184)	231	267		314
Provision (benefit) for income taxes	(79)	99	93	e	113

Net income (loss) before noncontrolling interest	(105)	132	174		201
Noncontrolling interest	2	2	—		4

Net income (loss) attributable to shareholders	$(107)	$130	$174		$197

Earnings (loss) per common share attributable to shareholders
Basic	$(0.84)	$—	$—		$0.94
Diluted	$(0.84)	$—	$—		$0.93

Weighted average common shares outstanding
Basic	127	—	83	f	210
Diluted	127	—	85	f	212

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Statement of Operations.

Note 1. Basis of Presentation

On March 27, 2012, Tyco, the Guarantor, Panthro Acquisition, Panthro Merger Sub and Pentair entered into the Merger Agreement under which the Guarantor agreed to combine with Pentair in a tax-free, all-stock merger. The Merger was completed on September 28, 2012. Prior to the closing of the Merger, Tyco caused specified assets and liabilities used in its flow control business to be conveyed to the Guarantor. After such conveyance, Tyco spun-off the Guarantor to Tyco shareholders by distributing all of the outstanding Guarantor common shares to Tyco shareholders. Immediately after the spin-off, Panthro Merger Sub, merged with and into Pentair, with Pentair surviving the Merger as an indirect, wholly-owned indirect subsidiary of the Guarantor. As a result of the Merger, Pentair shareholders received Guarantor common shares. At the close of the Merger, Pentair shareholders owned approximately 47.5% of the common shares of the Guarantor and Tyco shareholders owned approximately 52.5% of Guarantor common shares on a fully diluted basis. In October 2012, the Guarantor contributed the parent company of Pentair to the Issuer, which in turn contributed the parent company of Pentair to a subsidiary of the Issuer resulting in Pentair becoming an indirect, wholly-owned subsidiary of the Issuer pursuant to the Pentair Reorganization. The Guarantor common shares are traded on the NYSE under the ticker symbol “PNR.”

The accompanying Unaudited Pro Forma Condensed Combined Statement of Operations present the pro forma consolidated results of operations of the Guarantor based upon the historical financial statements of Pentair and Flow Control, after giving effect to the Transactions, the Pentair Reorganization and adjustments described in these notes, and are intended to reflect the impact of the Transactions and the Pentair Reorganization on the Guarantor’s consolidated statement of operations. The accompanying Unaudited Pro Forma Condensed Combined Statement of Operations is presented for illustrative purposes only and does not reflect the costs of any integration activities or benefits that may result from realization of future costs savings due to operating efficiencies or revenue synergies expected to result from the Transactions and the Pentair Reorganization, other than those costs incurred or benefits received during the year ended December 31, 2012. In addition, throughout the periods covered by the Unaudited Pro Forma Condensed Combined Statement of Operations, the operations of Flow Control were conducted and accounted for as part of Tyco. This statement of operations has been derived from Tyco’s historical accounting records and reflects significant allocations of direct costs and expenses. All of the allocation and estimates in this statement of operations are based on assumptions that management believes are reasonable. This statement of operations does not necessarily represent the results of operations of Flow Control had it been operated as a separate independent entity.

The Unaudited Pro Forma Condensed Combined Statement of Operations combines Flow Control’s unaudited historical Combined Statement of Operations for the period from January 1, 2012 to the date of the Merger, which occurred on September 28, 2012, with Pentair’s audited historical Consolidated Statement of Operations for the year ended December 31, 2012, to reflect the Transactions and the Pentair Reorganization as if they had occurred on January 1, 2012.

The Unaudited Pro Forma Condensed Combined Statement of Operations was prepared using the acquisition method of accounting with Pentair considered the accounting acquirer of Flow Control. Accordingly, consideration given by Pentair to complete the Transactions was preliminarily allocated to assets and liabilities of Flow Control based upon their estimated fair values as of the date of completion of the Transactions. As of December 31, 2012, the Guarantor preliminarily allocated the purchase price based on the estimated fair value of the Flow Control assets acquired and the liabilities assumed at the date of the Merger. Pentair estimated the fair value of assets and liabilities of Flow Control based on discussions with Flow Control’s management, preliminary valuation studies, due diligence and information presented in public filings. The preliminary purchase price allocation is subject to further refinement and may require significant adjustments to arrive at the final purchase price allocation. These adjustments will primarily relate to accounts receivable, inventories, property, plant and equipment, certain contingent liabilities and income tax-related items. There can be no assurance that such finalization will not result in material changes from the preliminary purchase price allocation. The purchase price is subject to a working capital and net indebtedness adjustment.

The following table summarizes our preliminary fair values of the assets acquired and liabilities assumed in the Merger:

(in millions)
Cash	$692
Accounts receivable	772
Inventories	1,046
Other current assets	98
Property, plant and equipment	822
Identifiable intangible assets	1,425
Other non-current assets	275
Goodwill	2,520
Current liabilities	(856)
Long-term debt	(915)
Income taxes, including current and deferred	(365)
Other liabilities and redeemable noncontrolling interest	(591)

Total purchase price	$4,923

Note 2. Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Statement of Operations reflects the following adjustments:

(a) Cost of goods sold.

•

A reclassification of $19.6 million for the period ended September 28, 2012 of Flow Control’s research and development costs from Cost of goods sold to Research and development to conform with Pentair’s financial statement presentation.

•

An increase in depreciation expense of $6.5 million for the year ended December 31, 2012 resulting from an increase of $99.9 million in the value of Flow Control’s property, plant and equipment estimated as part of the purchase price allocation described in Note 1.

•

A net reduction of $139.0 million in amortization expense for the year ended December 31, 2012 resulting from the elimination of amortization expense of $159.8 million related to the fair market value step-up of Flow Control’s finished goods inventory, which is considered to be nonrecurring, offset by an increase in amortization expense of $20.8 million related to a customer backlog intangible asset, both of which were estimated as part of the purchase price allocation described in Note 1.

(b) Selling, general and administrative.

•

An increase in amortization expense of $54.9 million for the year ended December 31, 2012 resulting from $1,021.6 million of definite-lived intangible assets estimated as part of the purchase price allocation described in Note 1.

The following table summarizes the change in amortization expense:

Year ended December 31, 2012
(in millions)
New amortization expense	$73.8
Existing amortization expense	18.9

Incremental amortization expense	$54.9

•	Elimination of $48.5 million in Pentair one-time acquisition costs related to the Transactions incurred during the year ended December 31, 2012.

•

Elimination of $21.8 million in Pentair one-time costs for stock and other incentive compensation related to change-in-control provisions of incentive awards incurred during the year ended December 31, 2012.

•	Elimination of $12.8 million in Flow Control one-time acquisition costs related to the Transactions incurred during the period ended September 28, 2012.

A summary of the adjustments for the year ended December 31, 2012 are as follows:

(in millions)
Incremental amortization expense	$54.9
Elimination of Pentair one-time costs	(48.5)
Elimination of incentive compensation	(21.8)
Elimination of Flow Control one-time costs	(12.8)

Total	$(28.2)

(c) Loss on early extinguishment of debt.

•

Elimination of $75.4 million one-time charge for prepayment premiums and debt issuance costs associated with redeeming $500.0 million of Pentair senior unsecured notes, as further described in (d) below.

(d) Interest expense. Interest expense has been adjusted for the following:

•	To eliminate the interest expense allocated to Flow Control for carve-out purposes of $28.9 million for the period ended September 28, 2012.

•

To include an estimate for interest expense on the additional debt necessary to result in net debt of $275.0 million (assumed debt of $435.0 million less assumed cash of $160.0 million) per the Separation and Distribution Agreement and the interest rate differential on the redemption of $500.0 million of Pentair senior unsecured notes. The estimated interest expense was calculated as follows:

(in millions)
Additional debt—per agreements	$400.0
Refinanced debt	500.0

Total new debt	$900.0

(in millions)		Year ended December 31, 2012
Composition of new debt and related interest expense:
Issuer Notes—5 year @ 1.875% interest rate	$350.0	$4.9
Issuer Notes—10 year @ 3.15% interest rate	550.0	13.0

Total new debt	$900.0	17.9

Amortization-new debt issuance costs		1.2
Amortization-old debt issuance costs		(0.6)
Interest expense-refinanced private placement notes @ 5.6%		(21.0)

Pro forma interest expense adjustment		$(2.5)

(e) Provision for income taxes. For purposes of this Unaudited Pro Forma Condensed Combined Statement of Operations, the U.S. federal statutory tax rate of 35% has been used. This does not reflect Flow Control’s effective tax rate, which will include other tax items such as state and foreign taxes as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the Guarantor. The adjustment to the provision for income taxes is calculated as follows:

Year ended December 31, 2012
(in millions)
Income before taxes and noncontrolling interest	$267.3
Statutory income tax rate	35.0%

Provision for income taxes	$93.5

(f) Earnings per share. The adjustment to the pro forma combined basic and diluted earnings per common share for the year ended December 31, 2012 to reflect the impact of the Transactions is calculated as follows. Given these common shares issued to the Guarantor’s shareholders were outstanding for the period from the date of the Merger to December 31, 2012, a pro rata factor of 9/12 has been used to adjust as if all the common shares had been issued as of January 1, 2012.

(in millions)
Pentair shares outstanding before Merger	102.5
Pentair shareholders ownership after Merger	47.5%

Pro forma total shares after Merger	215.8
Less Pentair shares outstanding before Merger	(102.5)

Pro forma fully diluted shares issued to the Guarantor’s shareholders	113.3

Shares issued to the Guarantor’s shareholders	110.9
Pro rata factor	9/12

Pro forma adjustment to weighted average basic common shares outstanding	83.2

Pro forma adjustment to weighted average diluted common shares outstanding	85.0